EXHIBIT 24-B

           [LETTERHEAD OF DONALD R. BLUM, SECRETARY,
             THE CINCINNATI GAS & ELECTRIC COMPANY]



                    CERTIFICATE OF SECRETARY
                    ------------------------

          I, D. R. Blum, Secretary of The Cincinnati Gas & Electric Company, an Ohio corporation, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors duly called and held February 16, 1994 (with reference to the issuance of not to exceed an additional $300 million principal amount of First Mortgage Bonds), and that said resolution is presently in full force and effect, and has not been modified, altered, amended or repealed:

          RESOLVED, That each of William L. Sheafer,
          James J. Mayer, and C. Robert Everman, with power to act without the others, is authorized to sign any and all amendments and supplements to the Registration Statement on Form S-3 covering the Bonds, on behalf of and as attorney for the President, any Vice-President, the Secretary, the Treasurer, the Controller, or any Director of the Company.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 16th day of February 1994.



                                        /s/ D. R. Blum
                                --------------------------------
                                            D. R. Blum


                                              (SEAL)